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Exhibit 10.10

AMENDMENT NO. 1
TO THE
DECEMBER 3, 1997
ON-SITE PRODUCT SUPPLY AGREEMENT
BETWEEN
THE BOC GROUP, INC.
AND
FARMLAND INDUSTRIES, INC.

        Effective as of December 31, 1999, the December 3, 1997 On-Site Product Supply Agreement between THE BOC GROUP, INC., a Delaware corporation, acting by and through its BOC Gases Division ("BOC"), and FARMLAND INDUSTRIES, INC., a Kansas cooperative corporation ("Farmland") (the "Agreement"), shall be amended as expressly set forth below:

1.
Section 1(c) shall be deleted in its entirety and the following substituted in place thereof:

    "(c) "BOC Facility"—a plant for the production of Product and Argon (the "BOC Plant"), including metering and related facilities, together with interconnected liquid Oxygen Product and liquid Nitrogen Product storage vessels and vaporization equipment (the "Liquid Product Storage Facility"), all connected to the BOC Pipelines and having the production, delivery, liquid storage and vaporization capabilities or capacities stated in Paragraphs II and III of Exhibit A hereto, which shall be owned or leased, maintained and operated by BOC on the BOC Plant Site."

2.
Section 1 shall be amended by adding the following new Section 1(g):

    "CDA Product"—clean, dry air product conforming to the product specifications set forth in Paragraph I.C of Exhibit A hereto."

    The remaining subsections in Section 1 shall be renumbered accordingly.

3.
Section 1(u) (as renumbered in accordance with Item 2 above) shall be amended by deleting the phrase "Exhibit H" and substituting the phrase "Exhibit G" therefor.

4.
Section 1(x) (as renumbered in accordance with Item 2 above), "Oxygen Product", shall be amended by adding after the phrase "oxygen gas" the phrase "(including vaporized liquid)".

5.
Section 1(z) (as renumbered in accordance with Item 2 above) shall be amended by adding after the word "collectively" the phrase "CDA Product,"

6.
Section 2(e) shall be amended by inserting the following phrase at the beginning of the first sentence thereof: "Subject to Section 2(g),"

7.
Section 2(g) shall be deleted in its entirety and the following substituted in place thereof:

    "Farmland hereby reserves for itself and for its agents, contractors, tenants, licensees and employees: (i) the nonexclusive right to use the BOC Plant Site for such ingress, egress, utility facilities and other connections and uses as may be reasonably necessary in connection with the ownership, use, enjoyment, repair, maintenance and expansion of the Farmland Facilities; (ii) the non-exclusive right to use a 12-feet-wide portion of the BOC east-west pipe rack within the BOC Plant Site with a loading capacity up to 30 pounds per square foot for the installation, operation and maintenance by Farmland of its cable tray and cables; provided, however, that Farmland shall not exercise its rights with respect to any such reserved rights in any manner that unreasonably interferes with the use of the BOC Plant Site by BOC in accordance with the terms of this Agreement (except that Farmland may interfere with BOC's use of the BOC Plant Site to the extent necessary to comply with any environmental laws or that certain Resource Conservation and Recovery Act (RCRA) Facility Investigation Order dated October 24, 1995, issued to Farmland by the United States Environmental Protection

    Agency, which interference shall not be deemed a Force Majeure for purposes of this Agreement)."

8.
Section 3(a) shall be amended by deleting the last sentence thereof and substituting the following:

    "Accordingly, at any time after BOC notifies Farmland of Facilities Completion (as provided in Section 2(a) hereof) but prior to the commencement of the Supply Period, BOC will supply Farmland with such Product as Farmland may request. Farmland shall pay BOC a purchase price for such Product calculated as follows:

PP	=	[	MPC	×	H] +U
720

  where:

PP	=	Purchase Price of Product
MPC	=	then applicable Minimum Product Charge (as adjusted in accordance with Section 12)
H	=	number of operating hours during which the Facilities are used to produce Product requested by Farmland (commencing as of start-up)
U	=	any additional applicable unit charges for Product delivered to Farmland during such operating hours (H) as contemplated by Exhibit G"
9.
Section 3(c) shall be deleted in its entirety and the following substituted in place thereof:

            "(c) (i) During the Supply Period, BOC shall sell and deliver to Farmland, and Farmland shall purchase and accept from BOC: (x) Farmland's requirements of gaseous and liquid oxygen products and gaseous and liquid nitrogen products for its Gasification Project located at the Farmland Plant Site; (y) Farmland's requirements of gaseous and liquid oxygen products for use at Farmland's Fluid Catalytic Cracking Unit and Sulfur Recovery Units located at the Farmland Plant Site; and (z) Farmland's requirements of gaseous and liquid nitrogen products for use at Farmland's refinery located at the Farmland Plant Site; provided, however, that BOC shall not be obligated to supply gaseous Oxygen Product or Nitrogen Product from the BOC Plant at an instantaneous flow rate in excess of the applicable rate that is stated in Paragraph II of Exhibit A or vaporized liquid Oxygen Product or vaporized liquid Nitrogen Product from the Liquid Product Storage Facility at a rate in excess of the applicable vaporization capacity set forth in Paragraph III of Exhibit A. Delivery and transfer of title to all Product shall be made at the point where each of the Farmland Pipelines are connected to the corresponding BOC Pipelines.

            (ii)    BOC's delivery commitment to Farmland, as stated in Paragraph 3(c)(i) above, shall be satisfied, primarily, by the delivery of gaseous Product produced at the BOC Plant; however, if the BOC Plant is not operating, or Farmland's requirements exceed the capacity of the BOC Plant, BOC will then supply Farmland with vaporized liquid Product delivered from the inventory of the Liquid Product Storage Facility. If requested by Farmland, BOC will replenish the inventory of the Liquid Product Storage Facility with hauled-in liquid product to the extent available from outside sources ("Supplemental Product"). Supplemental Product shall be billed to Farmland as set forth in Paragraphs IV and V of Exhibit G.

            (iii)    During the Supply Period, Farmland shall not purchase any oxygen or nitrogen products for any other use at the Farmland Plant Site from any third party unless: (x) Farmland has provided BOC with a written offer to purchase the same from BOC at a price and upon terms and conditions no more favorable to Farmland than those offered to Farmland by such third party (as evidenced by a bona fide, firm, written offer from such third party); and (y) BOC has failed to accept such offer within thirty (30) days of receipt of the offer; provided, however, that in the event that BOC refuses two (2) such written offers for a given Product during the term of this Agreement, Farmland will be free to purchase that Product for such use without first submitting an offer to BOC to purchase such Product."

10.
Section 3(d) shall be revised by adding a new paragraph at the end thereof as follows:

    "For the purposes of this Section 3(d), Farmland's incremental costs for liquid Oxygen Product and liquid Nitrogen Product retained by BOC for its own account and sold to third parties shall be deemed paid in full upon the credit to Farmland by BOC of the following amounts:

11.
Section 4(d), first sentence, shall be amended by: (i) deleting the phrase "unit price" and substituting the phrase "applicable unit prices" therefor; (ii) deleting the phrase "liquid Product" and substituting the phrase "liquid Products" therefor; and (iii) deleting the phrase "Section 4(c)" and substituting the phrase "Section 4(d)" therefor.

12.
Section 4(d), second sentence, shall be amended by deleting the phrase "increased price" and substituting the phrase "increased prices".

13.
Exhibits A, F, F-1, G, H and I shall be replaced by new Exhibits A, F, F-1, G, H and I attached hereto as Annex 1.

14.
Exhibit C shall be amended by changing the carbon dioxide contaminant level from 350 vpm to 500 vpm.

        Except as otherwise specifically provided to the contrary in this Amendment No. 1, all of the provisions of the Agreement shall continue in full force and effect in accordance with their express terms.

        This Amendment No. 1, together with the Agreement as amended herein, expresses the entire agreement of the parties with respect to its subject matter, and all previous negotiations and discussions not embodied therein are hereby superseded.

        In Witness Whereof, the undersigned parties have executed this Amendment No. 1 as of December 31, 1999.

THE BOC GROUP, INC. (acting by and through its BOC GASES DIVISION)		FARMLAND INDUSTRIES, INC.
By:	/s/ Glen Fisher	By:	/s/ [illegible]
Name:	Glenn Fischer	Name:
Title:	President	Title:	Director, Ag Input Eng
Date:	December 31, 1999	Date:	December 20, 1999

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  Exhibit 10.10